EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Amended and Restated 2005 Stock Incentive Plan 2011 Equity Award Plan of Carbonite, Inc. of our report dated March 31, 2011, with respect to the financial statements of Carbonite, Inc. included in the Registration Statement (Form S-1 No. 333-174139) and related Prospectus of Carbonite, Inc. filed with the Securities and Exchange Commission.
/s/ Ernst & Young LLP
Boston, Massachusetts
August 17, 2011